Exhibit 99.1
                              FOR IMMEDIATE RELEASE

Conversion Services International Reports Notice Regarding AMEX Listing
Standards

EAST HANOVER, N.J., July 7, 2006 - Conversion Services International, Inc. (AMEX:CVN), a premier professional services firm focused on delivering the value in business intelligence, data warehousing and data management solutions to Global 2000 organizations and other businesses, announced today that it received notice from the Staff of the American Stock Exchange indicating that the Company is below certain of the Exchange's continued listing standards as set forth in Sections 1003(a)(i), 1003(a)(ii) and 1003(a)(iv) of the AMEX Company Guide. The Company was afforded the opportunity to submit a plan of compliance to the Exchange by July 31, 2006 that demonstrates the Company's ability to regain compliance with Section 1003 of the AMEX Company Guide within 18 months. If the Company does not submit a plan or if the plan if not accepted by the AMEX, the Company will be subject to delisting procedures as set forth in Section 1010 and part 12 of the Company Guide.

In order to maintain its AMEX listing, the Company will submit a plan by July 31, 2006, advising the AMEX of actions it will take to bring the Company into compliance with the continued listing standards within a maximum of 18 months. The Company's Common Stock continues to trade on AMEX; however, the trading symbol will remain the same but will have an indicator .BC added as an extension to signify noncompliance with the continued listing standards. Within five days of the June 30, 2006 letter from AMEX, the Company will be included in a list on the AMEX website of issuers that do not comply with the listing standards. The ..BC indicator will remain as an extension on our trading symbol until the Company has regained compliance with all applicable continued listing standards.

About Conversion Services International, Inc.

Conversion Services International, Inc. (CSI) is a leading provider of professional services focusing on strategic consulting, data warehousing, business intelligence, business process reengineering, as well as integration and information technology management solutions. CSI offers an array of products and services to help companies define, develop, and implement the warehousing and strategic use of both enterprise-wide and specific categories of strategic data. CSI's current customers include ADP, Coach, Goldman Sachs, Liberty Mutual, Merck, Morgan Stanley, Pfizer, and Verizon Wireless. Information about CSI can be found on the web at http://www.csiwhq.com or by calling its corporate headquarters at 888-CSI-5036.

Note on Forward-Looking Statements

Except for the historical information contained herein, this press release contains, among other things, certain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Such statements may include, without limitation, statements with respect to CSI's plans, objectives, expectations and intentions and other statements identified by words such as "may," "could," "would," "should," "believes," "expects," "anticipates," "estimates," "intends," "plans" or similar expressions. These statements are based upon the current beliefs and expectations of CSI's management and are subject to significant risks and uncertainties, including the ability of CSI to be in compliance with all applicable American Stock Exchange continued listing requirements, the completion and filing of its Annual Report on Form 10-KSB, the ability to maintain revenue growth, the ability to locate and acquire other businesses and to successfully integrate such acquisitions, the ability to decrease operating expenses, and those detailed in CSI's filings with the Securities and Exchange Commission. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond CSI's control). CSI undertakes no obligation to update publicly any forward-looking statements.

Contact:
Mitch Peipert
Vice President and Chief Financial Officer
Conversion Services International, Inc.
973-560-9400
mpeipert@csihq.com